444 NORTH FREDERICK AVENUE
                             OFFICE BUILDING LEASE

      THIS AGREEMENT OF LEASE is made this _____ day of June, 2004 by and between BUTERA PROPERTIES V, LLC, hereinafter called Landlord, and NETSOL USA, INC., a Nevada corporation, hereinafter called Tenant. WITNESSETH:

                       ARTICLE 1 - BASIC LEASE PROVISIONS

1.1   PREMISES: Suite 306

1.2   RENTABLE AREA PREMISES: 1,380 square feet

1.3   BUILDING: 444 North Frederick Avenue, Gaithersburg, MD 20877

1.4   PERMITTED USE: Office

1.5   LEASE COMMENCEMENT DATE: July 1, 2004

1.6   EXPIRATION DATE: June 30, 2007

1.7   LEASE TERM: Three (3) years

1.8 EARLY LEASE TERMINATION: Tenant has the right to exercise an early termination clause at any point in the lease term after the eighteenth (18 ) month subject to restrictions and penalty

      (Section 4.5).

1.9   Base Rent Schedule:

             ---------------------------------------------------------
                LEASE YEAR        ANNUAL RENT        MONTHLY RENT
             ---------------------------------------------------------
                     1             $30,360.00          $2,530.00
             ---------------------------------------------------------
                     2             $31,270.80          $2,605.90
             ---------------------------------------------------------
                     3             $32,208.92          $2,684.08
             ---------------------------------------------------------

1.10  SECURITY DEPOSIT: $2,530.00

1.11  TENANT'S PRO RATA SHARE: 2.0 %

1.12  REAL ESTATE TAX BASE YEAR: 2004

1.13  OPERATING EXPENSE BASE YEAR: 2004

1.14  REAL ESTATE BROKERS:

                  Landlord:    Matan Realty, LLLP
                               4600 Wedgewood Blvd. Suite A
                               Frederick, MD 21703

                  Tenant:      CB Richard Ellis
                               7200 Wisconsin Avenue Suite 950
                               Bethesda, MD 20814
1.15  ADDRESS FOR NOTICES:

                  Landlord:    c/o Matan Property Management, Inc.
                               4600 Wedgewood Boulevard, Suite A
                               Frederick, Maryland  21703

                  Tenant:      NetSol USA, Inc..
                               Suite 306
                               444 North Frederick Avenue
                               Gaithersburg, MD 20877

                  Prior to     15200 Shady Grove Rd Suite 350
                  Occupancy:   Rockville, MD 20850

1.16  RENT CHECKS PAYABLE TO:

                  Butera Properties V, LLC
                  C/o Bank of America
                  P.O. Box 631840
                  Baltimore, MD 21263-1840

1.17  SECURITY ACCESS CARDS ISSUED: 5

1.18  PARKING SPACE ALLOCATION:

                  Unreserved:  5

1.19  GUARANTOR: None

                              ARTICLE 2 - PREMISES

      2.1 PREMISES: In consideration of the rent hereinafter reserved and of the covenant hereinafter contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Suite described in Section y1.1 and containing the rentable square footage set forth in Section 1.2, of the building located at the address contained in Section y1.3 which space is hereinafter referred to as the "Premises." The foregoing approximation of square footage shall in no way affect the basic annual rent hereunder should any variance be found to exist between the approximation and the actual square footage. The Premises are identified on Exhibit A, which is attached hereto and incorporated herein for all purposes. The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common areas of the Building, but includes no other rights not specifically set forth herein. Landlord reserves the right, subject to Tenant's right to quiet enjoyment of the Premises, to modify the size, location, arrangement, finish and other features of the common areas of the Building; provided, however, that Landlord shall not unreasonably impede or interfere with Tenant's access to the Premises.

      2.2 QUIET ENJOYMENT: If Tenant pays all the rent herein reserved and performs and observes all of the other terms, covenants and conditions of this Lease on Tenant's part to be performed and observed hereunder, Tenant shall, during the Term, peaceably and quietly have, hold and enjoy the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease.

                           ARTICLE 3 - PERMITTED USE

      3.1 Tenant shall use and occupy the Premises solely for the use specified in Section y1.4 and only in accordance with the uses permitted under applicable zoning and other municipal regulations and for no other purpose whatsoever. Tenant will not use or occupy the Premises for any disorderly, unlawful or extra hazardous purposes, or for any purpose that will constitute waste, nuisance or annoyance to Landlord or other tenants of the Building, or for any purpose prohibited in the rules and regulations promulgated by Landlord. Tenant acknowledges that a use which on a regular basis attracts a large number of people would cause annoyance to Landlord and other tenants of the Building. Tenant agrees, at Tenant's expense, with regard to its use and occupancy of the Premises, to comply with all present and future laws, ordinances, regulations and orders of the United States of America, the state in which the Premises are located and any other public or quasi-public authority having jurisdiction over the Building.

                                ARTICLE 4 - TERM

      4.1 The Commencement Date and Term are set forth in Sections y1.5 and y1.7 respectively. If Landlord is unable to give possession of the Premises on the Commencement Date by reason of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decorations of the Premises, or of the Building of which the Premises form a part, are not completed, or for any other reason, this Lease shall not be void or voidable and Landlord shall not be subject to any liability for the failure to give possession on the Commencement Date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is delivered to Tenant by Landlord, and no such failure to deliver possession on the Commencement Date shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder (other than the payment of rent), nor shall same be construed in any way to extend the Lease Term. If permission is given to Tenant to possess the Premises or to occupy premises other than the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease. Notwithstanding the foregoing, in the event that Landlord fails to deliver the Premises to Tenant within sixty (60) days of the Commencement Date, Tenant shall have the right to terminate this Lease by written notice to Landlord, and Landlord shall immediately return to Tenant the Security Deposit and any advanced or pre-paid rent.

      4.2 Promptly after the Lease Commencement Date is ascertained and again upon delivery of Possession of the Premises, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit B hereto and incorporated herein for all purposes affirming the Lease Commencement Date and the Lease Expiration Date.

      4.3 HOLDOVER: This Lease shall terminate on the Lease Expiration Date pursuant to the terms of this Lease without the necessity of notice from either Landlord or Tenant. Any holding over by Tenant after the Lease Expiration Date without Landlord's written consent shall be an unlawful detainer and Tenant shall be subject to immediate eviction. During such hold over, all the terms and conditions set forth in this Lease shall apply except that Tenant shall pay to Landlord basic annual rent equal to double the basic annual rent in effect during the last month of the Lease Term ("HOLD OVER RENT"). In addition to any Hold Over Rent, Tenant shall pay to Landlord all costs and damages incurred by Landlord as a result of Tenant's holding over, which sums shall be deemed additional rent.

      4.4 If, with the written consent of Landlord, Tenant or any party claiming by, through or under Tenant remains in possession of the Premises, or any part thereof, after the Lease Expiration Date, Landlord shall treat such holding over by Tenant as the creation of a month-to-month tenancy, subject to all the terms, covenants and conditions set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, except that Tenant shall pay a basic annual rent equal to double the basic annual rent in effect during the last month of the Lease Term. Tenant shall give to Landlord at least thirty (30) days prior written notice to quit said Premises, except in the event of nonpayment of rent in advance or of any breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived; provided, however, that in the event Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to promptly regain possession of the Premises hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by legal process in force in the jurisdiction in which the Building is located.

      4.5 EARLY TERMINATION OPTION: Provided that Tenant shall not then be in default of the Lease (as amended hereby) following the expiration of all applicable notice and cure periods, Tenant shall have the right, at Tenant's option, to terminate the Lease any time after the eighteenth (18th) month of the Lease Term by providing the Landlord with written notice of Tenant's intent to terminate the Lease early ("Early Termination Notice") at least three (3) months prior to the date of early termination ("Termination Date") set forth in such Early Termination Notice. Accompanying the Early Termination Notice shall be a termination penalty ("Termination Penalty") equal to three months rent and all unamortized commission and tenant improvement costs. If Tenant shall not timely exercise its right to terminate the Lease early by failing to provide the Early Termination Notice and Termination Fee to Landlord at least three (3) months prior to the Termination Date, then Tenant's right to terminate the Lease early shall be deemed null and void and of no further force or effect until such time that the proper notice and Termination Fee is provided to Landlord.

                                ARTICLE 5 - RENT

      5.1 Tenant agrees to pay during the Term a basic annual rent as set forth in Section y1.9 payable without deduction, set off, abatement, demand or counterclaim, except as specifically set forth in this Lease, in equal monthly installments. Such basic annual rent (and the monthly installments thereof) shall be adjusted annually pursuant to Section y1.9 hereof. Tenant shall pay the first installment upon Lease Execution and the remaining installments in advance on the first day of each and every calendar month during the Lease Term (commencing with the second month of the Term).

      5.2 All rent payments shall be made payable and delivered to the Landlord as specified in Section y1.16 or to such other person and place as Landlord may hereafter designate in writing. Such rent payments shall be paid by check drawn on a member bank of the Federal Reserve System.

      5.3 The term "LEASE YEAR" shall mean each period of twelve (12) consecutive months commencing on the Lease Commencement Date, except that if the Lease Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) calendar months thereafter and subsequent Lease Years shall commence on the day following the last day of the preceding Lease Year.

      5.4 If the Lease Term begins on other than the first day of a month, basic annual rent from such date until the first day of the next month shall be prorated on the basis of the actual number of days in such month and shall be payable in advance.

      5.5 All costs and expenses other than basic annual rent which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed to be "ADDITIONAL RENT" and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in the case of nonpayment of rent, including assessment of interest and late fees. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of monthly rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Basic annual rent and additional rent are sometimes referred to collectively herein as "RENT."

      5.6 Landlord shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord according to Landlord's sole discretion and regardless of the instructions of Tenant as to application of any such sum, whether such instructions be endorsed upon Tenant's check or otherwise, unless otherwise agreed by the parties in writing which makes specific reference to this Section y5.2. The acceptance by Landlord of a check or checks drawn by other than Tenant shall not in any way affect Tenant's liability hereunder, nor shall any acceptance be deemed an approval of any subletting or assignment of this Lease by Tenant.

                          ARTICLE 6 - ADDITIONAL RENT

      6.1 REAL ESTATE TAXES: Tenant shall pay to Landlord as additional rent Tenant's Pro Rata Share as listed in Article 1.11 of the increase in real estate taxes (including special assessments, if any, and any other taxes now or hereafter imposed which are in the nature of or in substitution for real estate taxes) levied on the Building and the land (the "LAND") on which the Building is situated over the "BASE REAL ESTATE TAXES." For purposes hereof, the Base Real Estate Taxes are stipulated to be the amount of real estate taxes actually incurred by Landlord with respect to the Building and the Land during Real Estate Base Year set forth in Section y1.12. All calculations under this Section y6.1 shall be done on an annual basis. In the event that the actual real estate taxes for any calendar year during the Term exceed the Base Real Estate Taxes set out above, Tenant shall pay its proportionate share of the increase in the real estate taxes for such year over the Base Real Estate Taxes. Any increase payable by Tenant under this provision shall be deemed additional rent.

      6.2 Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of real estate taxes shall be added to and included in the annual statement of real estate taxes. Real estate taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Section; provided, however, that in the event that Tenant shall have paid any amount of additional rent pursuant to Section 6.1 and Landlord shall thereafter receive a refund of any portion of the real estate taxes on which such payment was based, Landlord shall pay to Tenant its proportionate share of such refund less any costs incurred in obtaining same. Landlord shall have no obligation to contest, object to, or litigate the levying or imposition of any real estate taxes and may settle, compromise, consent to, waive, or otherwise determine in its discretion any real estate tax without consent or approval of Tenant.

      6.3 Prior to each January 1st during the Term, Landlord shall provide Tenant a comparison of the Base Real Estate Taxes and the projected real estate taxes for the coming year. Commencing each January 1st during the Term, Tenant shall pay monthly as additional rent, one-twelfth (1/12th) of Tenant's proportionate share of any projected increase in the annual real estate taxes over the Base Real Estate Taxes. Landlord shall, within sixty (60) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year's actual real estate taxes, showing the actual increase, if any, in the real estate taxes over the Base Real Estate Taxes. Within thirty (30) days after Tenant's receipt of said statement, Tenant shall pay Landlord Tenant's proportionate share of the excess, if any, of actual real estate taxes over the projected real estate taxes. If the amount paid by Tenant during the previous year exceeded Tenant's share of actual real estate taxes for the year, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the said statement of such year's actual real estate taxes.

      6.4 OPERATING EXPENSES: Tenant shall pay to Landlord as additional rent Tenant's Pro Rata Share as listed in Section y1.11 of the increase in Operating Expenses during the Term over the Operating Expense Base Year set forth in Section y1.13. Operating Expenses for each calendar year shall be those actually incurred, provided however, that (i) if the Building was not at least one hundred percent (100%) occupied during the entire calendar year, the Operating Expenses shall be adjusted to project the Operating Expenses as if the Building were one hundred percent (100%) occupied, and (ii) Landlord shall bear the percentage of Operating Expenses allocable to unleased space within the Building. For purposes hereof, the Initial Operating Expenses are stipulated to be the amount of Operating Expenses actually incurred by Landlord during the Operating Expense Base Year set forth in Section y1.13. Any increase payable by Tenant under this provision shall be deemed additional rent.

      6.5 "OPERATING EXPENSES," as that term is used herein, shall mean all expenses, costs and disbursements (but not replacement of capital investment items or specific costs billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of the Building, Land, Common Areas, and Parking including, but not limited to, the following: cost of wages and salaries of all employees engaged in the operation and maintenance of the Building and Land, including taxes, insurance and benefits; cost of all supplies and materials; cost of all utilities (including surcharges) including, but not limited to, water, sewer, electricity, heating, lighting, air conditioning and ventilating for the Building, but excluding electricity separately paid for by individual tenants; cost of all maintenance and service agreements for the Building, Land and the equipment used therein including, but not limited to, access control, energy management services, security, window cleaning, elevator maintenance and janitorial service; cost of insurance relating to the Building and Land, including, but not limited to, the cost of casualty and liability insurance applicable to the Building, Land and Landlord's personal property used in connection therewith; cost of repairs and general maintenance (excluding repairs and general maintenance paid for by the proceeds of insurance, or by Tenant or third parties, and alterations attributable solely to particular tenant spaces within the Building), a management fee not to exceed Five percent (5%) of the gross revenues of the building; cost of any additional services not provided to the Building at the Lease Commencement Date, but thereafter provided by Landlord in the prudent management of the Building; cost of audit and accounting services; with regard to operation of the Building; cost of any capital improvements made to the Building after the Lease Commencement Date that, actually reduce other operating expenses or are required under any governmental law or regulation, enacted after the effective date of this Lease, such cost thereof to be amortized over such reasonable period as Landlord shall determine; provided, however, that costs of complying with the requirements of the Americans with Disabilities Act of 1990 and its implementing regulations applicable to the common areas of the Building or the structure thereof, shall not be included in Operating Expenses. For purposes hereof, the "Initial Operating Expenses" are defined as and stipulated to be the amount of Operating Expenses actually incurred by Landlord during the Operating Expense Base Year set forth in Section 1.12; provided, however, that "Excessive Snow Removal Costs" shall not be included in the definition of Initial Operating Expenses. "Excessive Snow Removal Costs" shall mean all costs of snow and ice removal in excess of $0.07 per rentable square foot actually incurred by Landlord during the said Operating Expense Base Year.

      6.6 Operating Expenses shall not include the following: costs of capital improvements other than as set forth in the prior section; title insurance premiums, survey expenses, appraisals, environmental report or engineering report; legal fees incurred in connection with the leasing of the Building or in connection with disputes with other tenants relating to the collection of rent and similar matters not benefiting the tenants of the Building generally; leasing commissions, advertising expenses, cost of increases in insurance premiums due solely to the activities of another tenant; cost of electricity outside normal business hours sold to tenants of the Building by Landlord receives reimbursement from such tenants as an additional charge; cost incurred to remedy, repair or otherwise correct any defects or violations of the Building or by reason of any changes in governmental laws, rules or regulations occurring during the Term; cost of repairs incurred by reason of fire or other casualty on condemnation awards entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations); and cost incurred to remove any hazardous or toxic wastes, materials or substances from either the Building or Land.

      6.7 Prior to each January 1st during the Term, Landlord shall provide Tenant a comparison of the Initial Operating Expenses and the projected Operating Expenses for the coming year. Commencing each January 1st during the Term, Tenant shall pay monthly as additional rent, one twelfth (1/12th) of Tenant's proportionate share of any projected increase in the Operating Expenses over the Initial Operating Expenses. Landlord shall, within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year's actual Operating Expenses, showing the actual increase, if any, in Operating Expenses over the Initial Operating Expenses. Within thirty (30) days after Tenant's receipt of said statement, Tenant shall pay Landlord Tenant's proportionate share of the excess, if any, of actual Operating Expenses over the projected Operating Expenses. If the amount paid by Tenant during the previous year exceeded Tenant's share of actual Operating Expenses for the year, Landlord shall credit the amount due against Tenant's next payable installment(s) of estimated Operating Costs.

      6.8 Should this lease commence or terminate at any time other than the last day of a calendar year, the amounts due as additional rent pursuant to Sections y6.1 and y6.3 for the commencement or termination year only shall be prorated based on actual days under lease divided by 365.

      6.9 TENANT'S RIGHT TO REVIEW OPERATING EXPENSES: Tenant at its expense shall have the right during Landlord's business hours, and with fourteen (14) days prior notice, to examine Landlord's books and records relating to the Operating Expenses and Real Estate Taxes of the Building (the "Review") for any fiscal year as shown by the annual reconciliation statement (the "Statement") for which Additional Rent becomes due for Operating Expenses or Real Estate Taxes; or, at Landlord's sole discretion, Landlord will provide Tenant with an audited statement. A Review will be granted only if Tenant has paid all Rent, Additional Rent, including Operating Expenses and Real Estate Taxes billed to Tenant's account in full and only if Review is requested in writing within six
(6) months of Statement receipt by Tenant. Such Review will only be granted once for any fiscal year and only if Tenant is not in default. No subtenant shall have any right to conduct a Review and no assignee shall conduct a Review of any period during which such assignee was not in possession of the Premises. Such Review will be conducted only by a Certified Public Accountant that is experienced in reviews of Operating Expenses for commercial properties and is not being compensated by Tenant on a contingency fee basis. Copy of such Review will be delivered to Landlord within fifteen (15) days of receipt by Tenant. If Tenant fails to timely request the Review, or the results of the Review are not timely delivered to Landlord, or Tenant fails to follow any of the procedures set forth in this Section y6.9, then the Statement that is the subject of such Review shall be deemed to have been approved and accepted by Tenant. In the event the results of the Review reveal that Tenant has over- or underpaid, such amounts will be handled in like manner to amounts under Article 6.

      6.10 TENANT'S TAXES: In the event that any business, rent or other taxes, or any governmental charges that are now or hereafter levied upon Tenant's use or occupancy of the Premises or Tenant's business at the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

      6.11 Tenant's obligation to pay the amounts due as additional rent pursuant to Sections y6.1 and y6.3 during the Term shall survive any expiration or termination of this Lease by lapse of time or otherwise.

                            ARTICLE 7 - LATE CHARGES

      7.1 Tenant agrees to pay to Landlord, as additional rent, a late fee equal to five percent (5%) of any amount due for monthly rent or other payments due hereunder if said payments have not been received by Landlord within five (5) days of the due date. In addition, if Landlord does not receive such payment within thirty (30) days of such payment's due date, then such payment and late charge shall bear interest at the rate per annum equal to the greater of (a) ten percent (10%) per annum; provided, however, such rate is not usurious or (b) the highest non-usurious rate permitted under the laws of the jurisdiction where the Building is located from the date such payment was due to the date of payment thereof. Such late charge and interest shall constitute additional rent due hereunder, shall be paid with the next monthly installment of basic annual rent coming due hereunder, and shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease, at law, or in equity.

                  ARTICLE 8 - LANDLORD MAINTENANCE & SERVICES

      8.1 Landlord covenants and agrees that it will without additional charge, furnish: (a) heat and air conditioning to maintain the Premises at a reasonably comfortable temperature between the hours of 8:00 AM and 6:00 PM, Monday through Friday of each week, except holidays recognized by the US Government: (b) electricity for lighting purposes and operation of ordinary office appliances, excluding, however, any equipment requiring heavier than normal office use of electricity; (c) water; (d) elevator services; and (e) janitorial and char services Monday through Friday of each week, except holidays recognized by the US Government. Services provided by Landlord will be comparable to other full service buildings of similar class in the area. It is also agreed that if Tenant requires air conditioning or heat beyond the foregoing normal hours of operation of the Building, and provided arrangements are made with Landlord's managing agent, Landlord will furnish such services and Tenant shall pay as additional rent the cost thereof at the price stipulated by Landlord from time to time. The current cost of after-hours service is $45 per hour.

      8.2 Landlord will maintain light fixtures and furnish light bulbs and replacement service, Landlord will maintain window blinds, and Landlord will provide hot and cold running water to kitchen and public restrooms. Landlord shall provide Tenant with the number of security access cards listed in Section
1.16 for after hours access to the main front lobby door. There will be a $25 charge per card for additional, lost, stolen, or damaged security cards.

      8.3 It is agreed that Landlord shall not be liable in any way for any failure to furnish or in any way for any damage or inconvenience caused by the cessation or interruption of such heating, air conditioning, electricity, elevator, janitor or char services caused by fire, accidents, strikes, breakdowns, necessary maintenance, alterations, repairs, scarcity of labor or materials, acts of God or any other causes. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of rent payable hereunder. Notwithstanding anything contained herein to the contrary, in the event that any of the foregoing services or utilities are unavailable for a period in excess of Five (5) consecutive business days and only if caused by the gross negligence or willful misconduct of Landlord, Tenant's rent shall abate from the date of such unavailability until normal service is restored. Should Landlord fail to provide such services for a period in excess of fifteen (15) consecutive business days, Tenant may engage such services for the Premises and deduct the costs of such services from Rent and/or Additional Rent.

                         ARTICLE 9 - TENANT MAINTENANCE

      9.1 Tenant shall not in any manner deface or injure the Premises or the Building and, subject to the provisions of Section y19.3 will pay the cost of repairing any damage or injury done to the Premises or the Building or any part thereof by Tenant or Tenant's employees, agents, contractors or invitees. Tenant agrees that it will keep the Premises and the fixtures therein in clean, safe, sanitary and good order and condition and will, at the expiration or other termination of the Term hereof, remove all goods and effects not the property of Landlord and at Tenant's expense shall (a) promptly surrender to the Landlord possession of the Premises (including keys, locks and any fixtures or other improvements which Tenant hereby acknowledges are owned by the Landlord) in good order and repair (ordinary wear and tear excepted) and broom clean, (b) remove therefrom all signs, goods, effects, machinery, fixtures and equipment used in conducting the Tenant's trade or business which are neither part of the Building Service Equipment nor owned by the Landlord, and (c) repair any damage caused by such removal.

      9.2 Maintenance and repair of equipment such as kitchen fixtures, separate air conditioning equipment, or any other type of special equipment, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith.

      9.3 All injury to the Premises or the Building caused by moving the property of Tenant into, on, or out of, the Building or the Premises and all breakage done by Tenant, or the agents, servants, employees and visitors of Tenant, shall be repaired by Tenant, at the expense of Tenant. In the event that Tenant shall fail to do commence with such repairs within 10 days of notice and demand to do so by Landlord,, then landlord shall have the right to make such necessary repairs, alterations and replacements (structural, nonstructural or otherwise and any charge or cost so incurred by Landlord shall be paid by Tenant as additional rent, with the monthly installment of rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

      9.4 All Personal Property of Tenant in the Premises or in the Building shall be at the sole risk of Tenant and Tenant agrees to obtain insurance for such Personal Property as provided in Section y19.2 of this Lease. Landlord shall not be liable for any accident to or damage to the Personal Property of tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus. Landlord shall not, in any event, be liable for damages to the Personal Property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord from any liability incurred or claim by reason of damage to Tenant's Personal Property.

                            ARTICLE 10 - ALTERATIONS

      10.1 Tenant hereby accepts possession of the Expansion Premises in its "AS-IS WHERE-IS CONDITION", except that Landlord, at its cost and expense shall complete the construction of the Premises substantially in accordance with Final Plans attached as Exhibit A and the Scope of Work attached as Exhibit C.

      10.2 Tenant will not make any Alterations, structural or otherwise, in or to the Premises or any part thereof nor install any equipment of any kind that will require any alterations or additions to the use of the water system, heating system, air conditioning system, ventilation system, electrical system or plumbing system, without the prior written consent of Landlord. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; Landlord's response will be within fifteen (15) days after receipt of plans and specifications (d) in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building or any portion thereof, including, but not limited to, compliance with Title III of The Americans with Disabilities Act of 1990, as amended; and (e) after completion of alterations Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alterations which exceed Five Thousand Dollars ($5,000.00) in the individual instance. If, notwithstanding the foregoing, and mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release the default of Tenant in not discharging the same.

      10.3 It is distinctly understood that all Alterations, including wall to wall carpeting, upon the Premises (whether with or without Landlord's consent), shall, at the election of Landlord, remain upon the Premises and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury, except reasonable wear and tear and damage due to casualty or condemnation. Should Landlord elect that Alterations upon the Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees to cause same to be removed at Tenant's sole cost and expense and should Tenant fail to remove the same, then and in such event Landlord may cause same to be removed at Tenant's expense and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same. Notwithstanding anything contained herein to the contrary, the parties agree to specify which Alterations shall be removed by Tenant at the end of the Term at the time that Landlord approves of the Alterations.

      10.4 Tenant shall be responsible for causing the Premises to comply with Title III of the Americans with Disabilities Act of 1990, as amended ("ADA"). Notwithstanding the above, Landlord represents that as constructed at the commencement of this Lease, the Premises are in compliance with the ADA. Landlord shall be responsible for causing the common areas of the Building to comply with the ADA; provided, however, if Tenant makes any Alterations to the Premises which causes the common areas not to comply with the ADA, then Tenant shall be responsible for the cost of making all Alterations to the common areas of the Building required to correct such noncompliance. Tenant and Landlord acknowledge and agree that Landlord shall have full benefit of all rules, regulations and guidelines promulgated under the ADA, such as the guidelines which require a landlord only to make those alterations which are readily achievable.

                        ARTICLE 11 - TENANT'S EQUIPMENT

      11.1 Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than typewriter, calculators, personal computers, servers, server closet portable air conditioning unit, facsimile machines and such other electrically operated office machinery and equipment normally used in modern offices, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent as compensation for such excess consumption of water and/or electricity as may be occasioned by the operation of said equipment or machinery. Tenant shall install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system, ventilation system or the electrical system of the Premises without the prior written consent of Landlord. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry. Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's sole expense.

                         ARTICLE 12 - SECURITY DEPOSIT

      12.1 Tenant has deposited with Landlord the amount set forth in Section y1.10 (the "SECURITY DEPOSIT") in cash as security for performance of Tenant's obligations under this Lease. The Security Deposit shall be returned to Tenant, without interest, within thirty (30) days after the later of: (i) the expiration of the Term; or (ii) the date on which Tenant vacates the Premises and tenders possession of the same to Landlord, provided that Tenant has discharged all such obligations. Landlord may apply the Security Deposit to cure any Event of Default of Tenant, and Tenant shall deposit with Landlord the amount applied within ten (10) days after written demand in the form of cash or other current funds. Landlord's application of the Security Deposit shall not prevent Landlord from exercising any other right or remedy under this Lease or at law, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

      12.2 If Landlord's interest in the Premises is transferred, Landlord shall transfer the unapplied portion of the Security Deposit to the transferee thereof. In such event, Landlord shall be deemed to have been released by Tenant from all liability or obligation for the return of the Security Deposit, Tenant agrees to look solely to such transferee for the return of the Security Deposit, and the transferee shall be bound by all provisions of this Lease relating to the return of the Security Deposit.

                       ARTICLE 13 - FINANCIAL STATEMENTS

      13.1 Not more frequently than twice in any twelve (12) month period, Tenant agrees to provide to Landlord within fourteen (14) days of Landlord's request, the most recent audited (or certified to be true and correct by the President and Chief Financial Officer) annual financial statements of Tenant, including balance sheets, income statements, and financial notes ("STATEMENTS"). Tenant consents that Landlord may release the Statement to Landlord's trustees, officers, employees, subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the Building for the purposes of evaluating Tenant's financial condition with respect to performance under the Lease or to any third party pursuant to any order of any governmental agency or court. Landlord agrees to keep the Statements confidential and not to release the Statements to third parties except as set forth herein.

                       ARTICLE 14 - ESTOPPEL CERTIFICATE

      14.1 Tenant shall from time to time, within fifteen (15) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (a) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); (b) stating the rent payable and dates to which the rent and other charges hereunder have been paid by Tenant; (c) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge; (d) stating the Lease Commencement Date and Lease Expiration Date, including any optional renewals; and (e) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Building or Land or of any interest therein. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any mortgagee or prospective mortgagee or purchaser of the Building, Land or any interest therein or any prospective assignee of any mortgagee.

                  ARTICLE 15 - SUBORDINATION & NON-DISTURBANCE

      15.1 This Lease is subject and subordinate at all times to all ground or underlying leases, all mortgages and/or deeds of trust, all covenants, restrictions, easements, and encumbrances which may now or hereafter affect such leases or the real property of which the Premises form a part, and all future renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall promptly execute and deliver without charge any certificate or document that Landlord may request in a form which recognizes this Lease and is otherwise reasonably acceptable to Tenant within Fifteen (15) days following Landlord's written request. Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale, in which event Tenant shall attorn to such party secured by such deed of trust or purchaser as Landlord under this Lease. Upon such attornment such party secured by such deed of trust or purchaser shall not be (a) bound by any payment of rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of the deed of trust existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior Landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior Landlord; provided, however, that after succeeding to Landlord's interest, such party secured by such deed of trust or purchaser shall perform, in accordance with the terms of this Lease, all obligations of Landlord arising after the date of acquisition of title to the Building. Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease.

      15.2 At the option of any landlord under any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease, provided that such cancellation does not result in Tenant's inability to occupy the Premises, shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to such Landlord or to any successor to Landlord's interest in such ground or underlying lease subject to the attornment provisions set forth in Section y15.1 above. In that event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

      15.3 Landlord agrees to use its commercially reasonable efforts to obtain a non-disturbance agreement in favor of Tenant from the holder of any present or future mortgage on the Land or Building.

                      ARTICLE 16 - SUBLETTING & ASSIGNMENT

      16.1 This Lease and the promises, covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and they shall inure to the benefit of and be binding upon Tenant, its successors and permitted assigns. Tenant shall not be allowed to assign its leasehold interest created herein, this Lease, or any of its rights, privileges, or obligations created hereunder without prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute subjective discretion. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. The transfer, sale, assignment or hypothecation of any shares of stock or ownership interests in the Tenant so as to result in a change in the control thereof by the persons or entities owning a controlling interest therein as of the date of this Lease, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute subjective discretion, shall be deemed an assignment made in breach of this covenant. Any other provision in this Lease to the contrary notwithstanding, the Tenant shall have no right to sublet the Premises, or any part thereof to subtenants, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute subjective discretion. Landlord's consent to any assignment, subletting, occupation, or use by another person other than Tenant shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person other than Tenant, it being understood that Landlord's rights hereunder are continuing and shall not be exhausted, regardless of the number of times such assignment, subletting, occupation or use shall occur. In the event Landlord shall consent to such subletting or assignment, fifty percent (50%) of the Net Sums or other economic consideration received by Tenant as a result of such subletting or assignment, whether denominated rental or otherwise under the sublease or assignment, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing other obligations of Tenant hereunder. The term "Net Sums" shall mean the amount of rental or other consideration received by Tenant in connection with such subleasing or assignment, less Tenant's costs actually incurred to prepare the space for leasing and the costs actually incurred to actually lease such space, including but not limited to commissions, architectural fees, construction costs, attorneys fees and engineering fees. Upon Landlord's request, Tenant shall provide Landlord with evidence of payment of any such costs.

      16.2 AFFILIATES: Notwithstanding anything to the contrary set forth in this Lease, Tenant may assign its interest in this Lease or sublease all or part of the Leased Premises without the receipt of Landlord's consent but with prior written notice to Landlord, to: (i) an entity which is controlled by, controls, or is under common control with, Tenant (an "Affiliate"), or which owns or is owned by an Affiliate; or (ii) an entity with which Tenant merges or consolidates. The term "control", as used in this Section y16.2 shall mean the ownership, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding any assignment or subleasing pursuant to this Section y16.2, Tenant and Guarantor shall continue to be liable for Tenant's obligations under this Lease.

      16.3 PERMITTING TRANSFERS OF INTEREST: Notwithstanding anything to the contrary set forth in this Lease, Landlord's consent shall not be required with respect to: (i) a public offering of the stock of Tenant; (ii) a transfer of stock or other interest in Tenant between current shareholders or other holders of interests in Tenant or the Guarantor of Tenant's obligations under this Lease; and (iii) the sale of additional shares or other interests in Tenant to those currently not shareholders or other holders of interests in Tenant provided there is no change in control in Tenant. Further, the pledge, hypothecation, encumbrance or conditional assignment of stock or other interest in Tenant shall be permitted without the prior consent of Landlord, until such time as such pledge, hypothecation, encumbrance or conditional assignment shall result in an actual change in the control of Tenant.

                    ARTICLE 17 - LANDLORD'S RESERVED RIGHTS

      17.1 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (a) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building including the Common Areas and Parking, provided, however, if Landlord changes the street address of the building, Landlord shall reimburse Tenant for any costs and expenses related to the reordering of business stationary and cards, if any, (b) to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such a manner as it deems best for the benefit of tenants generally, to erect, use and maintain pipes and conduits in and through the Premises, (c) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, and (d) to construct additional improvements on the Project and make alterations thereof or additions thereto and build additional stories on or in any such buildings adjoining the same; provided, however, that no such change or alteration shall deprive the Tenant of access to the Premises. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

      17.2 RIGHT OF ACCESS: Landlord, its employees and representatives shall have the right at any time during the Lease Term, upon reasonable advanced notice except in an emergency, to enter into and upon any and all parts of the Premises during business hours (or, in an emergency, at any hour) to (a) view, inspect, secure and clean the Premises, (b) make repairs to the Premises or Building, or introduce, replace, repair, alter or make new or change existing connections from any fixture, pipes, wires, ducts, conduits, or other construction therein, (c) remove, without being held responsible therefore, placards, signs, lettering, window or door coverings and the like not expressly consented to or (d) show the Premises to prospective tenants(only during the last six (6) months of the lease term), purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or construction eviction. Landlord shall have the right to use a portion of the Premises for all necessary pipes and wires leading to and from the portions of the Building not hereby leased, which will not unreasonably interfere with Tenant's use of the Premises. Landlord may, within one hundred and twenty (120) days preceding the expiration of the Lease Term, enter the Premises to place and maintain notices for letting, free from hindrance or control of Tenant. If Tenant shall vacate the Premises during the last month of the Lease Term, Landlord shall have the unrestricted right to enter the Premises after Tenant's moving to commence preparations for the succeeding tenant or for any other purpose whatever, without affecting Tenant's obligations to pay rent for the full Lease Term.

      17.3 RELOCATION OF PREMISES. Throughout the term of this Lease, including any extensions or renewals thereof, Landlord shall have the one time right, at its sole cost and expense, on at least ninety (90) days' prior written notice, to request Tenant to move from the Premises to another suite of equal or greater size, amenities and decor, including build-out of such relocation space, in the Building or the Project (the "RELOCATION PREMISES") in accordance with the plans and specifications originally prepared for the Premises, using materials of like quality as those used in the build-out of the original Premises provided, however, that in the event of receipt of any such notice, Tenant by written notice to Landlord delivered not more than fifteen (15) days after receipt of Landlord's request for relocation may elect not to move to the Relocation Premises and in lieu thereof to terminate this Lease, in which case the termination shall be effective as of the ninetieth (90th) day after the date of delivery of Landlord's relocation request. If Tenant fails to exercise such termination right within fifteen (15) days after receipt of Landlord's request for relocation, Tenant shall be deemed to have agreed to such relocation. If Tenant exercises such termination right in a timely manner, Landlord may, by notice delivered to Tenant not more than fifteen (15) days after such termination notice, rescind its relocation request, in which case Tenant's termination notice shall become void and this Lease shall continue as if no relocation request were ever made. If Tenant exercises such termination right in a timely manner, this Lease shall terminate immediately upon the date set forth in Tenant's notice. Tenant shall not be obligated to pay any early termination penalties, including, but not limited to commissions and tenant improvement costs and, shall only be obligated for rent and additional rent up to the date of Tenant's occupancy of the Premises.

                       ARTICLE 18 - LIABILITY OF LANDLORD

      18.1 Unless caused by the gross negligence or willful misconduct of Landlord, its employees, or agents, then Landlord, its employees and agents shall not be liable to Tenant, its employees, agents, invitees or any other person or entity claiming through tenant for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever, including without limitation the following: (a) repair to any portion of the Premises or the Building; (b) interruption in the use of the Premises or any equipment therein; (c) any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; (d) termination of this Lease by reason of damage to the Premises or the Building;( e) fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; (f) actions of any other tenant of the Building or of any other person or entity; (g) failure or inability of Landlord to furnish any utility or service specified in this Lease; and (h) leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. All personal property stored or placed by Tenant or its employees, agents, invitees or any other person or entity claiming through Tenant in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Subject to Tenant's right to quiet enjoyment of the Premises, and provided Landlord endeavors not to unreasonably interfere with Tenant's use, enjoyment and access to the Premises, Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting from the construction of contiguous premises, which may affect the Building of which the Premises are a part. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. For purposes of this Section, the term "BUILDING" shall be deemed to include the Land. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused solely by Landlord's, or its employees' or agents' gross negligence or willful misconduct except to the extent otherwise provided in this Article 18 of this Lease.

      18.2 Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities, fines, suits, expenses and damages of any kind (including without limitation attorneys' fees and the costs of investigation and settlement of any claims) asserted by or on behalf of any person, entity or governmental authority against Landlord, directly or indirectly, based on or arising out of (a) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, and/or
(b) any act or omission of Tenant or any employee, agent, or invitee of Tenant in or on the Premises, and/or (c) any accident, injury or damage whatsoever to any person, or the property of any person, occurring in or on the Premises unless the same was caused by the sole gross negligence of willful misconduct of Landlord, its employees or agents.

      18.3 Landlord shall indemnify and hold Tenant, its employees and agents, harmless from and against all costs, damages, claims, liabilities, fines, suits, expenses and damages of any kind (including without limitation attorney's fees and costs of investigation and settlement of any claims) asserted by or on behalf of any person, entity or governmental authority against Tenant, directly or indirectly based on or arising out of any act or omission of Landlord to the extent caused by the gross negligence or willful misconduct of Landlord

      18.4 LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS. The Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying or using space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Building or the Project, or for any loss or damage resulting to the Tenant (or those claiming by, through or under the Tenant) or its or their property, from (a) the breaking, bursting, stoppage or leaking of electrical cable and/or wires, or water, gas, sewer or steam pipes, (b) falling plaster, or (c) dampness, water, rain or snow in any part of the Building. To the maximum extent permitted by law, the Tenant agrees to use and occupy the Premises, and to use such other portions of the Project as the Tenant is herein given the right to use, at the Tenant's own risk.

      The Landlord is not obligated to protect from the criminal acts of third parties the Tenant, Tenant's agents, customers, invitees or employees, the Premises or the property of Tenant or any property of any of Tenant's agents, customers, invitees or employees. Tenant hereby acknowledges that Tenant has the sole responsibility for the protection of the Premises, the Tenant's property and the Tenant's customers, agents, invitees and employees. Tenant acknowledges that, if Landlord shall provide security guards for the Common Areas, Landlord does not represent, guarantee, or assume responsibility that Tenant will be secure from any claims or causes of action relating to such security guards. To induce Landlord to provide such security guards, if any, Landlord deems reasonable, appropriate and economically feasible in its sole and absolute discretion, Tenant agrees that Landlord should not be responsible for, and Tenant shall defend and indemnify Landlord from, any such claims or other causes of action, including claims or causes of action caused by the sole or concurrent negligent act or omission, whether active or passive, of Landlord or its security guards, provided however, that Tenant shall have no obligation to defend or indemnify Landlord from any claims caused by the willful or criminal act of Landlord or its security guards, or covered by the public liability insurance, if any, that Landlord is required to carry by the terms of this Lease.

      18.5 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer.

      18.6 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim against Landlord shall be to institute an independent action against Landlord. Tenant shall not seek the consolidation of any such action brought by Tenant with any action brought by Landlord hereunder.

      18.7 If permitted by law, Landlord shall have the right at any time and from time to time during the Lease Term to either continue to contract for service from the current utility service provider or contract for service from a different company or companies providing utility service (each such company shall hereinafter be referred to as an "ALTERNATE SERVICE Provider"). Tenant shall cooperate with Landlord, the utility service provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, utility service provider, and any Alternate Service Provider reasonable access to the Property's pipes, electric lines, feeders, risers, wiring, and any other machinery within the Premises. Provided that Landlord provides adequate advance notice of a change in service, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the utility service furnished to the Premises, or if the quantity or character of the utility service supplied by the utility service provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

      18.8 Anything contained in this Lease to be contrary withstanding, Tenant agrees that tenant shall look solely to Landlord's equity in the Building for the collection of any judgement (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be kept, observed and performed by Landlord subject, however, to the prior rights of any ground or underlying landlords or any mortgagee of all or any part of the Building or the Premises, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

                             ARTICLE 19 - INSURANCE

      19.1 Landlord agrees that it will keep the Building insured against loss due to fire and other property risks included in standard all risk coverage insurance policies, and covering loss of income from such property risk, or in lieu thereof, insure the Building against loss or damage as a self insurer.

      19.2 Throughout the Lease Term, Tenant shall insure the contents of the Premises, including, limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant, and the other personal property of Tenant in Premises, against loss due to fire and other property risks included in standard all risk coverage insurance policies, in an amount equal to the replacement cost thereof and covering loss of income from such property risk. All insurance carried by Tenant hereunder shall be primary and not contributing with any insurance carried by Landlord.

      19.3 Landlord and Tenant agree that all insurance policies required to be carried pursuant to Section 19.1 hereof shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Tenant, and that all insurance policies required to be carried pursuant to Section y19.2 shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord, its managing agent and any mortgagee of Landlord. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "ALL Risk" or similar policies, maintained by such party or required to be maintained by such party under this Lease, to the extent that such loss or damage is recovered under said insurance policies or would have been recovered if the insurance policies required hereunder had been maintained as required pursuant to this Lease. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

      19.4 Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises and containing contractual liability coverage and business interruption coverage. Such insurance shall be initially in minimum amounts of One Million Dollars per occurrence and One Million Dollars general aggregate and shall be for a minimum term of one year.

      19.5 Tenant shall also maintain throughout the Lease Term, at Tenant's sole cost and expense, worker's compensation in statutory limits.

      19.6 Each of said policies of insurance to be carried by Tenant hereunder shall name Landlord and Landlord's managing agent as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Building, shall also name such holder as an additional. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord, Landlord's managing agent and, if named as an additional insured, the holder of any mortgage or deed of trust on the Building, at least thirty (30) days prior written notice of such proposed action. All insurance policies required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Building is located with a then current Alfred M. Best Company, Inc. general policy holders's rating of "A" or better and a financial size category of Class XII or higher and which have been in business for the past five (5) years and which are otherwise reasonably satisfactory to Landlord. On or before the Lease Commencement Date, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance (Accord 27) evidencing the coverages required by this Article 18. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

      19.7 Tenant will not do or permit anything to be done in the Premises or the Building or bring or keep anything therein which shall in any way increase the rate of fire or other insurance for said Building, or on the property kept therein, or obstruct, or interfere with rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with the fire laws or regulations, or with any insurance policy upon said Building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

      19.8 Tenant's Contractor's Insurance. The Tenant shall require any contractor of the Tenant performing work in, on or about the Premises to take out and keep in full force and effect, at no expense to the Landlord:

      (A) commercial general liability insurance, including Contractor's Liability coverage, Blanket Contractual Liability coverage, Broad Form Property Damage Endorsement, Contractor's Protective Liability, Completed Operations/Products Liability (Completed Operations/Products Liability coverage to be provided for at least two (2) years after final completion of work), Personal Injury, Premises Medical Payments, Interest of Employees as additional insureds, Incidental Medical Malpractice and Broad Form General Liability Endorsement, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence and Two Million Dollars ($2,000,000) in the aggregate;

      (B) comprehensive automobile liability insurance, with a combined single limit of not less than One Million Dollars ($1,000,000) covering all owned, non-owned or hired automobiles to be used by the contractor;

      (C) worker's compensation or similar insurance in form and amounts required by law; and

      (D) employers liability coverage, including All States Endorsement, in an amount not less than One Million Dollars ($1,000,000)

                         ARTICLE 20 - FIRE OR CASUALTY

      20.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall promptly commence and diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if (a) in Landlord's reasonable judgement such repair and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits) or (b) twenty percent (20%) or more of the Premises is damaged and less than six (6) months would remain of the Term or any renewal thereof upon completion of the repairs, then either party shall have the right, at its option, to terminate this Lease as of the date of such damage or destruction by giving written notice of termination to the other party within forty-five (45) days after the occurrence of such damage or destruction. Termination by Tenant under this section 20.1 shall not require the payment of any early termination penalties set forth herein.

      20.2 If this Lease is terminated pursuant to Section y20.1 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the basic annual rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore the contents of the Premises, including without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant and any other personal property of Tenant. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any portion of the Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration. In the event that Landlord undertakes to reconstruct the Building but fails to complete the repair or restoration within sixty (60) days beyond the estimated repair time, Tenant shall have the right to terminate this Lease by written notice to Landlord.

      20.3 Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if (a) the holder of any mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (b) zoning or other applicable laws or regulations do not permit such repair and restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises is damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

      20.4 Notwithstanding anything herein to the contrary, all injury or damage to the Premises resulting from the fault or negligence of Tenant, its employees, agents, contractors or invitees shall be repaired by Tenant at Tenant's expense and Rent shall not abate.

                           ARTICLE 21 - CONDEMNATION

      21.1 If all or any portion of the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "CONDEMNATION"), and such Condemnation shall materially and adversely affect Tenant's use of the Premises, then this Lease shall terminate on the date possession thereof is taken by such authority and rent shall be apportioned as of such date. In the event of the Condemnation of any portion of the Premises which does not materially and adversely affect Tenant's use of the Premises, then this Lease shall continue in full force and effect as to the part of the Premises not Condemned, except that as of the date possession is taken by such authority. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is Condemned, then whether or not any portion of the Premises is Condemned, Landlord shall have the right to terminate this Lease of the date title vests in such authority.

      21.2 All awards, damages and other compensation paid by such authority on account of such Condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such awards, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a Condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord.

                      ARTICLE 22 - ENVIRONMENTAL COVENANTS

      22.1 Tenant, its employees, agents, contractors and invitees shall, at Tenant's own expense, comply with all Environmental laws, as herein defined, in connection with its use and occupancy of the Premises and shall obtain, maintain and comply with all necessary environmental permits, approvals, registrations and licenses.

      22.2 Tenant, its employees, agents, contractors and invitees shall not use, generate, release, manufacture, treat, refine, produce, process, store, dump or dispose of any Hazardous Substance, as herein defined, on, under, or about the Premises or the Building, or transport to or from the Premises any Hazardous Substance except normal office products, which products shall be used, stored and disposed of in accordance with all Environmental Laws.

      22.3 Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "AUTHORITIES" or "AUTHORITY") under the Environmental Laws. Tenant shall provide Landlord with copies of any environmental audit prepared by or for Tenant with respect to the Premises and any report(s) or filing(s) made by Tenant with any Authority.

      22.4 Should Landlord, any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs as a result of Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit to Landlord and any applicable Authority the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such clean-up plans following their approval by Landlord and all applicable Authorities.

      22.5 Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this
Article 22 within ten (10) days, Landlord may fulfill such duty on behalf of Tenant, at Tenant's cost and expense; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Environmental Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Environmental Law shall constitute a waiver of any of Tenant's obligations under this Article 22.

      22.6 Tenant shall immediately notify Landlord in writing of any release or discharge of any Hazardous Substance, whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

      22.7 Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of: (A) Any written notice of release of Hazardous Substances in the Premises that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency; (B) Any notice of a violation, or a potential or alleged violation, of any Environmental Law that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency; (C) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of Hazardous Substances on or from the Premises; (D) Any claim that is instituted or threatened by any third party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of Hazardous Substance on or from the Premises; and (E) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

      22.8 Landlord shall have the right, but not the obligation, at all times during the Lease Term to (1) inspect the Premises; (2) following reasonable advanced notice, except in the case of an emergency, enter upon the Premises to conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this Article 22, or as otherwise necessary; and (3) request lists of all Hazardous Substances used, stored or located on the Premises. In the event that such inspections reveal that Tenant is not in compliance with the provisions of this Article 22, the cost of all such inspections, tests and investigations shall be borne by Tenant.

      22.9 Tenant's obligations and liabilities under this Article 22 shall survive the expiration or early termination of the Lease. For purposes of this
Article 22, the Building shall include the Land (as defined in Section y6.1 hereof).

      22.10 Tenant shall indemnify, defend, protect and hold harmless Landlord, the manager of the Building and their respective officers, directors, trustees, beneficiaries, shareholders, partners, agents and employees from all fines, suits procedures, claims, and actions of every kind, and all costs associated therewith (including without limitation, attorneys' and consultants' fees and the costs of investigation and settlement of any claims) arising out of or in any way connected with (1) any deposit, spill, discharge, or other release of Hazardous Substances which arises at any time from Tenant's, its employees', agents', contractors', or invitees' use or occupancy of the Premises or the Building; (2) any failure to provide all information, make all submissions and take all steps required by all Authorities under the Environmental Laws; and (3) Tenant's, its employees', agents', contractors' or invitees' breach of this
Article 22, whether or not Tenant has acted negligently with respect to such Hazardous Substances.

      22.11 As used in this Article 22, the term "HAZARDOUS SUBSTANCES" shall be interpreted broadly to include, but not be limited to, any material or substance that is defined or classified under federal, state or local laws as: (a) a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601(14), Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, as now or hereafter amended; (b) a "hazardous waste" pursuant to Section 1004 or Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.6903, 42 U.S.C. ss. 6921, as now or hereafter amended; (c) a toxic pollutant under Section 307(1)(a) of the Federal Water Pollution Control Act, 33 U.S.C. ss. 1317(1)(a); (d) a "hazardous air pollutant" under Section 112 of the Clean Air Act, 42 U.S.C. ss. 7412, as now or hereafter amended; (e) a "hazardous material" under the Hazardous Material Transportation Act, 49 U.S.C. ss. 1802(2), as now or hereafter amended; (f) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws: or (g) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances, or regulations, as now or as may be passed or promulgated in the future. "Toxic or Hazardous Substances" shall also mean any substance that after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer or genetic abnormalities. "Toxic or Hazardous Substances" specifically includes, but is not limited to, asbestos, polychlorinated, biphenyls (PCBs), petroleum based derivatives, and urea formaldehyde.

      22.12 As used in this Article 22, the term "ENVIRONMENTAL LAWS" shall mean and refer to the entirety of the federal acts, portions of which are referenced in Section y22.11, and all other federal and all state and local laws, codes, ordinances, rules, regulations, and directives governing the discharge, emission or disposal of any pollutant in, to or from the Premises or the Building or other premises or the environment and prescribing methods for storing, handling or otherwise managing Hazardous Substances and wastes including, but not limited to, the then current versions of the following federal statutes, their state analogs, and the regulations implement them: the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. 2601 et seq.).

                        ARTICLE 23 - DEFAULTS & REMEDIES

      23.1 Each of the following shall constitute an Event of Default; (a) Tenant's failure to make any payment of the basic annual rent, additional rent (excluding reconciliations) or any other sum within ten (10) days of written notice from Landlord of Tenant's failure to make such payment on such payment's due date; (b) Tenant's failure to take possession of the Premises within thirty
(30) calendar days after delivery thereof to Tenant; (c) Tenant's violation or failure to perform or observe any other covenant or condition of this Lease for a period of thirty (30) days following Landlord's written notice thereof to Tenant; (d) Tenant's abandonment or vacation of the Premises; (e) an Event of Bankruptcy as specified in Article 27 with respect to Tenant, any general partner of Tenant (a "GENERAL Partner") or Guarantor; or (f) Tenant's dissolution or liquidation.

      23.2 If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may reenter the Premises, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Section shall operate as a notice to quit, any other notice to quit or of Landlord's intention to reenter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums due hereunder through the Lease Expiration Date as defined in Section y1.6. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions, free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any basic annual rent, additional rent or damages which may be due or sustained by reason of such default, and all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in rentable condition and tenant finish necessitated to obtain the new tenant) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Tenant shall also be liable to Landlord for additional damages, which shall be, at Landlord's option, either (a) or (b) below:

            (A) an amount equal to the basic annual rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rent, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the Lease Expiration Date, in which event the cause of action shall be deemed not to have accrued until the Lease Expiration Date; or

            (B) an amount equal to the present value (as of the date of Landlord's election to accelerate) of the basic annual rent and additional rent which would have become due during the remainder of the Lease Term, less the rent received by Landlord under any reletting of the Premises, which damages shall be payable to Landlord in one lump sum on demand; provided that Landlord has relet the Premises which reletting may occur at any time up to the Lease Expiration Date. For purposes of this subsection (b), present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York.

      23.3 TENANT EXPRESSLY WAIVES ANY RIGHT TENANT MAY HAVE TO REDEEM ITS INTEREST IN THE PREMISES FOLLOWING ENTRY OF A JUDGEMENT FOR POSSESSION IN FAVOR OF LANDLORD BY A COURT OF COMPETENT JURISDICTION OR TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LEASE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF LANDLORD OR TENANT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LANDLORD'S ENTERING INTO THIS LEASE AND THIS WAIVER IS GIVEN KNOWINGLY, VOLUNTARILY AND INTENTIONALLY.

      23.4 If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof or fails to make any payment to any third party, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering the Premises, as may be necessary or appropriate, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest thereon at the rate per annum equal to the greater of (a) ten percent (10%) per annum; provided, however such rate is not usurious or (b) the highest non usurious rate permitted under the laws of the jurisdiction where the Building is located, from the date of expenditure(s) by Landlord, as additional rent. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant's default.

      23.5 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or inequity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations.

      23.6 LEGAL FEES: If, as a result of any breach or default in the performance of any of the provisions of this Lease (whether or not such default is later cured), Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefore, or to terminate this Lease or evict Tenant, or if Landlord is required to defend itself or the terms of this Lease and Landlord uses the services of an attorney, then Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred including, but not limited to the fees and expenses of counsel (even if house counsel), agents and others retained by Landlord incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Landlord is involved with such amounts being additional rent.

      23.7 Confession of Judgment. If any Event of Default occurs which is not cured within any applicable grace period provided herein, the Tenant and any guarantor of any of the Tenant's obligations hereunder hereby authorizes and empowers any attorney of any court of record within the United States to appear for the Tenant and any such guarantor or any one or more of them in any court in one or more proceedings or before any clerk thereof, and confess judgment against the Tenant and each such guarantor without prior notice, or opportunity for prior hearing, in favor of the Landlord for all unpaid Rent and other sums due hereunder, hereby waiving and releasing, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy on real estate or personal property to which the Tenant or any such guarantor may otherwise be entitled under the laws of the United States or of any state or possession of the United States now in force or which may hereafter be passed. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Landlord deems necessary or desirable, for all of which this Lease shall be a sufficient warrant.

      23.8 Landlord's Security Interest. In addition to any lien for Rent available to the Landlord, the Landlord shall have, and the Tenant hereby grants to the Landlord, a continuing security interest for all Rent and other sums of money becoming due hereunder from the Tenant, upon all of the Tenant's accounts receivable, inventory, equipment and all other personal property located on the Premises. If an Event of Default occurs, the Landlord shall have, in addition to any other remedies provided herein or by law, all of the rights and remedies afforded to secured parties under the Uniform Commercial Code, as codified in Maryland ("the U.C.C."), including but not limited to (a) the right to sell the Tenant's said property at public or private sale upon ten (10) days' notice to the Tenant, and (b) the right to take possession of such property without resort to judicial process in accordance with the provisions of Section 9-503 of the U.C.C. The Tenant, on its receipt of a written request therefor from the Landlord, shall execute such financing statements and other instruments as are necessary or desirable, in the Landlord's judgment, to perfect such security interest.

                         ARTICLE 24 - WAIVER AND NOTICE

      24.1 No waiver of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall not be construed as a waiver of any subsequent, similar default or of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be a payment in full of the stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. Landlord shall have the right to apply Tenant's payments to any balance or arrearage Tenant has outstanding. Landlord's reentry and acceptance of keys shall not be considered in acceptance of a surrender of this Lease.

                       ARTICLE 25 - WAIVER OF JURY TRIAL

      25.1 LANDLORD, TENANT, AND ALL GUARANTORS AND GENERAL PARTNERS OF TENANT AGREE TO AND THEY HEREBY DO WAIVE TRIAL BY JURY AN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF SAID PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, AND ANY STATUTORY REMEDY.

      25.2 Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, Guarantor and all General Partners of Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non coveniens or otherwise, to transfer any such action filed in any such court to any other court.

                              ARTICLE 26 - NOTICES

      26.1 All notices required hereunder by either party to the other shall be sent by recognized overnight courier with receipt therefor (such as Federal Express) or by certified mail. Notices to Landlord and Tenant shall be to their respective addresses set forth in Section y1.15. Tenant hereby elects domicile at the Premises for the purpose of all notices, writs of summons, or other legal documents, or process, in any suit, action, or proceeding which Landlord may undertake under this Lease.

                            ARTICLE 27 - BANKRUPTCY

      27.1 The following shall be Events of Bankruptcy under this Lease; (a) Tenant, Guarantor or a General Partner becoming insolvent, as that term is defined in Title 11 of the United States Code (the "BANKRUPTCY CODE"), or under the insolvency laws of any state (the "INSOLVENCY LAWS"); (b) appointment of a receiver or custodian for any property of Tenant, Guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, Guarantor or a General Partner; (c) filing of a voluntary petition by Tenant, a guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within ninety (90) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant, Guarantor or a General Partner making or consenting to an assignment for the benefit of creditors or a composition of creditors.

                           ARTICLE 28 - MISCELLANEOUS

      28.1 BROKERS: Landlord recognizes the Brokers listed in Section 1.13 ("BROKER(S)") as the sole Broker(s) procuring this Lease and shall pay said Broker(s) a commission therefore pursuant to a separate agreement between said Broker(s) and Landlord. Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by respective indemnitors.

      28.2 NO REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

      28.3 NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

      28.4 AUTHORITY. Landlord and Tenant covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, Tenant does hereby covenant and warrant that each of the persons executing this Lease on behalf of Tenant is a duly authorized and existing corporation, qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that each persons signing on behalf of the corporation were authorized to do so. Tenant shall advise Landlord in writing if the name and address of its resident agent is changed during the Term hereof.

      28.5 FORCE MAJEURE. If Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, acts of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention.

      28.6 NO RECORDING. This Lease shall not be recorded in any office legally established for the purpose of giving public notice of real estate records and any attempt to do so may be treated by Landlord as an Event of Default under this Lease. In the event Tenant does record this Lease or any memorandum thereof, Tenant, by such act, irrevocably constitutes and appoints Landlord as its special attorney-in-facto execute any and all documents required to remove the Lease or any memorandum thereof from the public records.

      28.7 GOVERNING LAW. This Lease is governed under the laws of the jurisdiction in which the Building is located.

      28.8 CAPTIONS. Section headings are used for convenience and shall not be considered when construing this Lease.

      28.9 SEVERABILITY. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

      28.10 TENANT LIABILITY. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the rent and perform all other obligations hereunder shall be deemed to be joint and several.

      28.11 TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease.

      28.12 ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties in regard to the Premises and this Lease and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may not be amended, modified or changed in whole or in part in any manner other than by an agreement in writing duly signed by both parties.

      28.13 BENEFIT AND BURDEN. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective heirs, executors, administrators, successors, and assigns. Landlord may freely assign its interest hereunder.

      28.14 GENDER AND NUMBER. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord herein for convenience has been referred to in the neuter form.

      28.15 SURVIVAL. Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

      28.16 SUBMISSION OF LEASE. The submission of this Lease for examination does not constitute a reservation of or an option for lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      28.17 PARKING. Tenant, its employees and agents, shall have the right to use the parking space allocation set forth in Section y1.18 at the specified rate, if any, throughout the term of this lease subject, however, to the following restrictions:

            (A) Tenant's employees, agents, officers, directors and invitees shall have non-exclusive access to park in the Parking Areas. The "Parking Areas" shall mean those portions of the Common Areas which from time to time are designated by the Landlord for the parking of automobiles and other automotive vehicles while engaged in business upon the Premises (other than while being used to make deliveries to and from the Premises).

            (B) The Landlord reserves the right to change the entrances, exits, traffic lanes, boundaries and locations of the Parking Areas. The Landlord reserves the right to designate for the specific account of the Tenant, and/or of other tenants of the Project, specific parking areas or spaces constructed around, within or under the Project. All Parking Areas and facilities which may be furnished by the Landlord in or near the Project, including any employee parking areas, truckways, loading docks, pedestrian sidewalks and ramps, landscaped areas and other areas and improvements which may be provided by the Landlord for the Tenant's exclusive use or for general use, in common with other tenants, their officers, agents, employees and visitors, shall at all times be subject to the Landlord's exclusive control and management, and the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect thereto. The Landlord shall have the right to (a) police the Common Areas, (b) establish and from time to time to change the level of parking surfaces, (c) close all or any portion of the Common Areas to such extent as, in the opinion of the Landlord's counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, (d) close temporarily all or any portion of the Parking Areas, (e) discourage non-tenant parking, and (f) do and perform such other acts in and to the Common Areas as, in the use of good business judgment, the Landlord determines to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and visitors. The Tenant shall cause its officers, agents and employees to park their automobiles only in such areas as the Landlord from time to time may designate by written notice to the Tenant as employee parking areas, and the Tenant shall not use or permit the use of any of the Common Areas in any manner which will obstruct the driveways or throughways serving the Parking Areas or any other portion of the Common Areas allocated for the use of others.

      28.18 ROOF RIGHTS. Landlord shall have the exclusive right to use all or any portion of the roof of the building for any purposes.

      28.19 RULES AND REGULATIONS. Tenant will comply with all Rules and Regulations as stated in Exhibit D of this lease.

      28.20 DELIVERIES. It is understood that employees of Landlord are prohibited as such from receiving any packages or other articles delivered to the Building for Tenant and that should any such employee receive any such packages or articles, he or she in so doing shall be the agent of Tenant and not of Landlord.

      28.21 EXHIBITS. Each writing or drawing referred to herein as being attached hereto as a schedule, an exhibit or otherwise designated herein as a schedule or an exhibit hereto is hereby made a part hereof.

          [NO FURTHER TEXT ON THIS PAGE. SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal by a duly authorized officer, intending to be legally bound hereby, as of the day and year first above written. The covenants of Tenant are joint and several obligations of each party signing as Tenant, and, when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

Witness/Attest:                           TENANT:

                                          NETSOL USA, INC.


                                          /s/ Emaad Burki
------------------------------------      ------------------------------------
                                          (Seal)

                                          Name: Emaad Burki
                                                           -------------------
                                                           (Print Name Here)

                                          Title:
                                                ------------------------------



                                          Federal Tax Identification Number:


                                          ------------------------------------



Witness/Attest:                           LANDLORD:

                                          BUTERA PROPERTIES V, LLC

                                          BY: /s/ Mark C. Matan
------------------------------------          --------------------------------

                                          Name: Mark C. Matan
                                          Title: As Agent for Landlord

                                    EXHIBIT A

                                    PREMISES

                                   EXHIBIT B

                          COMMENCEMENT DATE MEMORANDUM

      This Exhibit B is made as of June____, 2004, by and between by and between BUTERA PROPERTIES V, LLC, hereinafter called Landlord, and NETSOL TECHNOLOGIES INC., hereinafter called Tenant, with reference to the Lease dated June ____, 2004 for the Premises known as 444 North Frederick Avenue. Landlord and Tenant agree as follows:

            1.    The Commencement Date is July 1, 2004.

            2. The last date of the term shall be June 30, 2007, unless the lease term is terminated or extended.

      B. Tenant acknowledges that (a) it is in possession of the Premises, (b) the Lease is in full force and effect, (c) Landlord is not in default under the Lease, and (d) the Premises are accepted by Tenant as having been completed in accordance with the provisions of the Lease.

Witness/Attest:                           TENANT:

                                          NETSOL USA, INC.

                                          By:
------------------------------------         ---------------------------------
                                                                         (Seal)

                                          Name:
                                               -------------------------------
                                                (Print Name Here)

                                          Title:
                                                ------------------------------



                                          Federal Tax Identification Number:


                                          ------------------------------------

Witness/Attest:                           LANDLORD:

                                          BUTERA PROPERTIES V, LLC



                                          BY:
------------------------------------         ---------------------------------
                                          Name: Mark C. Matan
                                          Title: As Agent for Landlord

                                   EXHIBIT C

                                 SCOPE OF WORK


1.    Construct a 3/4 wall partition to create a reception area.

2.    Install one side light in the rear office designated in Exhibit A.

3.    Construct one data closet approximately 5' x 8'.

4.    Paint all new drywall to match existing.

                                   EXHIBIT D

                             RULES AND REGULATIONS:


Tenant will:

            (A) not strip, overload, damage or deface the Premises or hallways, stairways, elevators, parking facilities or other approaches thereto, of said Building, or the fixtures therein or used therewith, nor permit any hole to be made in any of the same;

            (B) not suffer or permit any trade or occupation to be carried on or use made of the Premises which shall be unlawful, noisy, odorous, offensive, or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on said Building, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority;

            (C) not move any furniture or equipment into or out of the Premises except at such times as Landlord may from time to time designate;

            (D) not place upon the interior or exterior of the Building or any window or any part thereof or door of the Premises any placard, sign, lettering, window covering, drapes, hangings or any other item which Landlord in its sole discretion deems unsuitable, except such and in such place and manner, as shall have been first approved in writing by Landlord. The directory of the Building is provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom;

            (E) park vehicles only in the area from time to time designated by Landlord; Landlord reserves the right to determine the number of parking spaces that shall be used by Tenant. Tenant will not park any vehicles in the Building parking areas other than automobiles, motorcycles, motor-driven or non-motor-driven bicycles or four-wheeled trucks;

            (F) not install a television antenna or air conditioning on the roof, in the windows or upon the exterior of the Premises or Building;

            (G) use and allow to be used all plumbing within the Premises and the Building only for the purpose for which it was designed, and no foreign substance of any kind shall be thrown therein;

            (H) not use any space in the Building or Land for the sale of goods to the public at large or for the sale at auction of goods or property of any kind, nor will Tenant make any room-to-room solicitation of business from other tenants in the Building;

            (I) not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord's prior written consent;

            (J) not use the Premises for lodging or sleeping or for any immoral or illegal purpose;

            (K) not construct, maintain, use or operate within the Premises or Building or Land any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord's prior written consent and Tenant shall not construct, maintain, use or operate any such loud speaker or sound system outside of the Premises;

            (L) not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, escalator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant. The entrances, passages, elevator, escalators, vestibules, stairways, corridors and halls are not open to the general public; Landlord will in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building's tenants, provided that nothing contained in this Lease will be construed to prevent such access to persons with whom any tenant in the Building normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities;

            (M) comply with all reasonable rules or regulations from time to time established by Landlord for the operation and maintenance of the Building provided that Tenant has written notice of same and provided further that, in the event of a conflict between the provisions of such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control; and

            (N) not manufacture any commodity therein, without the prior written consent of Landlord;

            (O) not smoke nor permit its employees, agents, customers, invitees, or contractors to smoke in the Building except in the areas designated by the Landlord as smoking area;

            (P) comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency;

            (Q) not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant will not bring any other vehicle of any kind into the Building;

            (R) not use or permit the use of the Building, its parking areas or its common areas for purposes of hosting any activities or events, including, but not limited to, company picnics, fairs, bazaars, promotional events, demonstrations or rallies;

            (S) HVAC service shall be provided to the Premises Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 2:00 p.m., and janitorial service Monday through Friday, except New Years Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor or any other person, nor prevent Landlord from thereafter revoking such waiver and/or enforcing any such Rules and Regulations against any or all of the tenants of the Building. These Rules and Regulations are in addition to, and will not be construed in any way to modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provisions of these Rules and Regulations conflicts with any provision of such leases, the terms of the leases shall prevail. Tenant will be responsible for the observance of all the foregoing rules by Tenant and Tenant's agents